SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


           BARRINGTON FOODS INTERNATIONAL, INC. (FORMERLY EBAIT, INC.)
             (Exact name of registrant as specified in its charter)


  NEVADA (formerly CALIFORNIA)                                    33-0843633
(State or other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


5275 Arville St, Suite 120 Las Vegas, NV                            89118
(Address of Principal Executive Offices)                         (Zip Code)


                          CONSULTING SERVICES CONTRACT
                              (Full Title of Plan)


                                 Rendal Williams
                             Chief Executive Officer
                           5275 Arville St, Suite 120
                               Las Vegas, NV 89118
                     (Name and Address of agent for service)


                                  702-307-3810
          (Telephone Number, including area code, of agent for service)


                          COPIES OF COMMUNICATIONS TO:
                               Brian Dvorak, Esq.
                            Dvorak & Associates, Ltd.
                             Las Vegas, Nevada 89113
                              Phone: (702) 768-2960
                               Fax: (702) 794-4532


                         CALCULATION OF REGISTRATION FEE

================================================================================
                                        PROPOSED    PROPOSED
                                        MAXIMUM     MAXIMUM
                                        OFFERING    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE      PRICE       OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED(1)     PER UNIT    PRICE       FEE (2)
--------------------------------------------------------------------------------
Common Stock,         2,000,000 shares  $0.07       $140,000    $85.15
par value
$.001 per share
================================================================================

(1) This Registration Statement relates to 2,000,000 shares of the Registrant's Common Stock, par value $.001 per share, to be issued upon pursuant to the terms of the Consulting Services Contracts.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act") the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock as quoted on the Over-the-Counter Bulletin Board on May 22, 2003.

                                       PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

     The information required to be provided pursuant to this Item to the individuals, Sandra J. Wasserman and Richard S. Keats is set forth in the consulting services contracts with the Parties, dated May 22, 2003 (the "Consulting Services Contracts"). See Exhibit 4.1.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Written statement required to be provided to participants pursuant to this
Item 2:

     We will provide without charge to each participant in the Consulting Services Contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to Barrington Foods International, Inc. (formerly eBait, Inc.), Attn: Rendall Williams, 5275 Arville, #120, Las Vegas, NV 89118. Phone: 307-3810

                                        2

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of the following documents filed by Barrington Foods International, Inc., a Nevada corporation (formerly a California corporation) ("BFII" or the "Registrant"), formerly called eBait, Inc., with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

     (i) Registrant Statement on Form 10SB12G, filed on April 23, 2003, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

     (ii) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001,September 30, 2001, March 31, 2002, June 30, 2002
and September 30, 2003.

     (iii) Registrants annual report on Form 10-KSB for the year ended December 31, 2002.

     All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to the participant in the written compensation contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE SIX OF THE ARTICLES OF INCORPORATION OF THE COMPANY STATE: "The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law."

ARTICLE V OF THE COMPANY'S BY-LAWS STATES: "The Corporation shall indemnify its directors, officers and employees as follows:

(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

(b) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article V."

                                        3
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

Exhibit No.                   Description of Exhibits
- -----------                   -----------------------

3.1 Certificate of Incorporation of the Company (filed as Exhibit 3a to the Company's Registration Statement on Form 10SB as filed with the Commission on February 2, 2001).

3.2 Bylaws of the Company (filed as Exhibit 3b to the Company's Registration Statement on Form 10SB as filed with the Commission on February 2, 2001).

4.1 Consulting Services Contracts dated May 22, 2003 between Barrington Foods International, Inc. and Sandra J. Wasserman and Richard S. Keats. (filed herewith).

5.1            Opinion of Brian Dvorak, Esq. (Filed herewith).

23.2           Consent of Brian Dvorak, Esq. (Included in Exhibit 5.1).

(Our former accountants have been banned from practice before the SEC and therefore no consent to include their audit is included. New Auditors have been retained but have not produced an audit at this time.)

ITEM 9. UNDERTAKINGS

     (a) UNDERTAKING TO UPDATE

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent
          post-effective           amendment thereof) which, individually or
          in the aggregate, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                        4

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendmentany of the securities being registered which remain unsold at the termination of the offering.

     (b) UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) UNDERTAKING WITH RESPECT TO INDEMNIFICATION

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                        5

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on this 22nd day of May, 2003.

                                        BARRINGTON FOODS INTERNATIIONAL, INC.

                                        By: /s/ Rendal Williams
                                            ----------------------------------
                                            Rendal Williams
                                            CHIEF EXECUTIVE OFFICER

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 22nd day of May, 2003.

         SIGNATURE                                     TITLE
         ---------                                     -----

/s/ Rendal Williams                         Chief Executive Officer
- ------------------------------------        (principal executive officer)
Rendal Williams                             and Chief Financial Officer

                                        6



Exhibit 4.1

AGREEMENT FOR CONSULTING SERVICES


AGREEMENT made and entered into as of this 10th day of May 2003 (the "Agreement"), by and between Barrington Foods International, Inc., a Nevada corporation (the "Company") with principal offices in Las Vegas, NV and Sandra
J. Wasserman, a Florida resident ("Consultant") and supercedes any and all earlier agreements pertaining to the Company and Consultant.

Whereas, the Consultant is in the business of providing services, advice and management services to companies and the Company believes such experience is in its best interest to utilize, and

Whereas, the Company formally desires to engage Consultant to continue to provide such services in accordance with the terms and conditions hereinafter set forth;

Now, therefore, the Company and Consultant agree as follows:

1.	Engagement.  The Company agrees to engage Consultant and Consultant agrees to provide services, advice and management services to the Company.
It is hereby agreed and acknowledged that by this agreement, Consultant is not made an agent of the Company and shall not act as an authorized agent of the Company.

2.	Term.  The term of this agreement shall commence on the date hereof and shall continue for a period of six (6) months.

3.	Services.  Consultant shall render advice and assistance to the Company on business related matters (the "Services") and in connection there with shall:

(a)	cause its principals to attend meetings of the Company's Board of
Directors or Executive Committee(s) when so requested by the Company;

(b)	cause its principals to attend meetings at the request of the
Company and review, analyze and report on proposed business opportunities;

(c)	consult with the Company concerning on-going strategic corporate planning and long term investment policies, including any revision of the Company's business plan;

(d)	consult with, advise and assist the Company in identifying, studying and evaluating merger, acquisition, joint venture, strategic alliance, recapitalization and restructuring proposals, including the preparation of reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto;

(e)	assist the Company in obtaining technical and advisory assistance from other professionals where necessary or advisable, including, but not limited to attorneys and accountants and assist such persons;

(f)	assist in the preparation and distribution of press releases, whenever appropriate, to be made available to the press in general, customers, suppliers and selected NASD broker-dealers, financial institutions, and the Company's shareholders;

(g)	assist in the preparation and distribution of corporate brochures and research reports to selected NASD broker-dealers, financial institutions, and the Company's shareholders;

(h)	assist the Company in implementing its financial public relations program, including, but not limited to distribution of collateral material to broker-dealer firms.

(i)	assist in the handling of outstanding legal issues and cases regarding the company including having full authority of the Board of Directors to settle any such matters.

(j)	provide the Company with advice related to aforementioned
activities.

In connection with the Services to be rendered by Consultant, Consultant shall report to the Board of Directors and President of the Company and shall consult with those individuals on behalf of the Company in connection with its obligations set forth above. Consultant agrees to make itself available to evaluate all proposals that relate to any financing undertaken by the Company, subject to the limitations of Section 5 and 7 hereof.

Anything to the contrary herein notwithstanding, it is agreed at the Consultant's Services will not include any services that constitute opinions or performance of work that is in the ordinary purview of a certified public accountant or attorney or any work that is the ordinary purview of a registered broker/dealer or in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

4.	Compensation.

(a) The Company shall cause to be issued to the Consultant, as a non-refundable retainer for prior services rendered and for entering into this agreement 1,500,000 (one million five hundred thousand) shares of its Common Stock, which shall be issued pursuant to registration on Form S-8 under the Securities Act of 1933.


(b)	All out-of-pocket expenses incurred by the Consultant in the performance of the Services to be incurred hereunder shall be borne by the Company and paid upon submission of appropriate documentation thereof, provided, however, prior authorization is required for amounts in excess of $250.

5.	Best Efforts Basis.  Subject to Section 7 and the last sentence of
Section 5 hereof, Consultant agrees that it will at all times faithfully and to the best of its experience, ability and talents perform all the duties that may be required of it pursuant to the terms of this Agreement. The Company specifically acknowledges and agrees, however, that the services to be rendered by Consultant shal1 be conducted on a "best-efforts" basis and has not, cannot and does not guarantee that its efforts will have any impact on the Company's business or that any subsequent financial improvement will result from its efforts.

6.	Company's Right to Approve Transaction.  The Company expressly waives the right to approve transactions introduced by Consultant that involves the Company as a party to any agreement. Consultant and the Company mutually agree that Consultant is hereby authorized to enter any agreement on behalf of the Company.

7.	Non-Exclusive Services.  The Company understands that Consultant is currently providing certain advisory and financial public relation services to other individuals and entities and agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities and acknowledges that such Services may from time to time conflict with the timing of and the rendering of Consultant's services. In addition, Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant.

8.	Information Regarding Company.  Consultant represents and warrants that it has received copies of the Company's financial statements and other disclosure documents (collectively, the "Disclosure Documents"). Consultant represents that it has read the Disclosure Documents and has reviewed all such information with its legal, financial and investment advisors to are extent it deemed such review necessary or appropriate. Because of the Company's financial condition and other factors, the receipt of capital stock of the Company as compensation under this Agreement involves a high degree of risk, including the risks that such stock may substantially decrease in value. The Consultant acknowledges and accepts that risk. Consultant further represents that it has been afforded the opportunity to discuss the Company with its management. As a result, Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of being compensated in common stock of the Company. Consultant represents and warrants to the Company that it has received from the Company and has otherwise had access to all information necessary to verify the accuracy of the information in the Disclosure Documents.

9.	Representations and Warranties of the Company.  The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

(a)	The Company will cooperate fully and timely with consultant to enable Consultant to perform its obligations under this Agreement;

(b)	The execution and performance of this agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law;

(c)	The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation nor it will violate any provision of the organizational documents of the Company or any contractual obligation by which the Company may be bound;

(d)	Because Consultant will rely upon information being supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all material respects;

(e)	The Shares, when issued, will be duly and validly issued, fully paid and nonassessable with no personal liability to the ownership thereof;

(f)	The Company will act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of such materials and will inform Consultant of any inaccuracies contained therein prior to dissemination;

(g)	The services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

10.	Representations and Warranties of Consultant.  By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement, Consultant hereby represents and warrants to the Company as follows:

(a)	It has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this Agreement in the time and manner contemplated;

(b)	It has the requisite skill and experience to perform the services and to carry out and fulfill its duties and obligations hereunder;

(c)	The services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction,
(d)	Consultant is not an affiliate of or associated with any broker-
dealers or associated with any finders which the doing or have done business with the Company.

11.	Liability of Consultant.  In furnishing the Company with management advice and other services as herein provided, Consultant shall not be liable to the Company or its creditors for errors of judgment or for anything except malfeasance or gross negligence in the performance of its duties or reckless disregard of the obligations and duties under the terms of this Agreement. It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as set forth herein in the first paragraph of this Section 11, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant.

The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

12.	Confidentiality.  Until such time as the same may become publicly known,
Consultant agrees that any information provided it by the Company, of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements from any associated persons where it reasonably believes they will come in contact with confidential material.

13.	Notice.  All notices, requests, demands and other communications provided for by this Agreement shall, where practical, be m writing and shall be deemed to have been given when mailed at any general or branch United States Post office enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

14.	Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged and Consultant and its successors and assigns.

Consultant agrees that it will not sell, assign, transfer, convey, pledge or encumber this Agreement or his right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services of Consultant.

15.	Termination.  Consultant agrees that the Company may terminate this
Agreement at any time providing prior written notice of termination to Consultant. Any notice of termination shall only be effective however, when received.

The Company agrees that the Company may terminate this Agreement at any time providing prior written notice of termination to the Company. Any notice of termination shall only be effective however, when received.

16.	Applicable Law.  This Agreement shall be deemed to be a contract made under the laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of said state. The Company

(i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada State District Court, County of Clark, or in the United States District Court for the State of Nevada,
(ii) waives any objection which the Company may have now or hereafter to the venue of any such suit, action, or proceeding, and
(iii) gives irrevocable consent to the jurisdiction of the Nevada State District Court, County of Clark, and the United States District Court for the State of Nevada in any such suit, action or proceeding.

17.	Other Agreements.  This Agreement supersedes all prior understandings and agreements between the parties. It may not be amended orally, but only by writing signed by the parties hereto.

18.	Non-Waiver.  No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

19.	Heading.  Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

20.	Counterparts.  This Agreement may be executed in two or more counterparts, each of which shal1 be deemed an original but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties hereto have executed this Agreement the day and year first above written.

Barrington Foods International, Inc.		Sandra J. Wasserman



By _/s/ Rendal Williams				By /s/ Sandra J. Wasserman

AGREEMENT FOR CONSULTING SERVICES


AGREEMENT made and entered into as of this 10th day of May 2003 (the "Agreement"), by and between Barrington Foods International, Inc., a Nevada corporation (the "Company") with principal offices in Las Vegas, NV and Richard
S. Keats, a Florida resident ("Consultant") and supercedes any and all earlier agreements pertaining to the Company and Consultant.

Whereas, the Consultant is in the business of providing services, advice and management services to companies and the Company believes such experience is in its best interest to utilize, and

Whereas, the Company formally desires to engage Consultant to continue to provide such services in accordance with the terms and conditions hereinafter set forth;

Now, therefore, the Company and Consultant agree as follows:

1.	Engagement.  The Company agrees to engage Consultant and Consultant agrees to provide services, advice and management services to the Company. It is hereby agreed and acknowledged that by this agreement, Consultant is not made an agent of the Company and shall not act as an authorized agent of the Company.

2.	Term.  The term of this agreement shall commence on the date hereof and shall continue for a period of six (6) months.

3.	Services.  Consultant shall render advice and assistance to the Company on business related matters (the "Services") and in connection there with shall:

(a)	cause its principals to attend meetings of the Company's Board of
Directors or Executive Committee(s) when so requested by the Company;

(b)	cause its principals to attend meetings at the request of the
Company and review, analyze and report on proposed business opportunities;

(c)	consult with the Company concerning on-going strategic corporate planning and long term investment policies, including any revision of the Company's business plan;

(d)	consult with, advise and assist the Company in identifying, studying and evaluating merger, acquisition, joint venture, strategic alliance, recapitalization and restructuring proposals, including the preparation of reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto;

(e)	assist the Company in obtaining technical and advisory assistance from other professionals where necessary or advisable, including, but not limited to attorneys and accountants and assist such persons;

(f)	assist in the preparation and distribution of press releases, whenever appropriate, to be made available to the press in general, customers, suppliers and selected NASD broker-dealers, financial institutions, and the Company's shareholders;

(g)	assist in the preparation and distribution of corporate brochures and research reports to selected NASD broker-dealers, financial institutions, and the Company's shareholders;

(h)	assist the Company in implementing its financial public relations program, including, but not limited to distribution of collateral material to broker-dealer firms.

(i)	assist in the handling of outstanding legal issues and cases regarding the company including having full authority of the Board of Directors to settle any such matters.

(j)	provide the Company with advice related to aforementioned
activities.

In connection with the Services to be rendered by Consultant, Consultant shall report to the Board of Directors and President of the Company and shall consult with those individuals on behalf of the Company in connection with its obligations set forth above. Consultant agrees to make itself available to evaluate all proposals that relate to any financing undertaken by the Company, subject to the limitations of Section 5 and 7 hereof.

Anything to the contrary herein notwithstanding, it is agreed at the Consultant's Services will not include any services that constitute opinions or performance of work that is in the ordinary purview of a certified public accountant or attorney or any work that is the ordinary purview of a registered broker/dealer or in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

4.	Compensation.

(b) The Company shall cause to be issued to the Consultant, as a non-refundable retainer for prior services rendered and for entering into this agreement 1,500,000 (one million five hundred thousand) shares of its Common Stock which shall be issued pursuant to registration on Form S-8 under the Securities Act of 1933.


(b)	All out-of-pocket expenses incurred by the Consultant in the performance of the Services to be incurred hereunder shall be borne by the Company and paid upon submission of appropriate documentation thereof, provided, however, prior authorization is required for amounts in excess of $250.

5.	Best Efforts Basis.  Subject to Section 7 and the last sentence of
Section 5 hereof, Consultant agrees that it will at all times faithfully and to the best of its experience, ability and talents perform all the duties that may be required of it pursuant to the terms of this Agreement. The Company specifically acknowledges and agrees, however, that the services to be rendered by Consultant shal1 be conducted on a "best-efforts" basis and has not, cannot and does not guarantee that its efforts will have any impact on the Company's business or that any subsequent financial improvement will result from its efforts.

6.	Company's Right to Approve Transaction.  The Company expressly waives the right to approve transactions introduced by Consultant that involves the Company as a party to any agreement. Consultant and the Company mutually agree that Consultant is hereby authorized to enter any agreement on behalf of the Company.

7.	Non-Exclusive Services.  The Company understands that Consultant is currently providing certain advisory and financial public relation services to other individuals and entities and agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities and acknowledges that such Services may from time to time conflict with the timing of and the rendering of Consultant's services. In addition, Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant.

8.	Information Regarding Company.  Consultant represents and warrants that it has received copies of the Company's financial statements and other disclosure documents (collectively, the "Disclosure Documents"). Consultant represents that it has read the Disclosure Documents and has reviewed all such information with its legal, financial and investment advisors to are extent it deemed such review necessary or appropriate. Because of the Company's financial condition and other factors, the receipt of capital stock of the Company as compensation under this Agreement involves a high degree of risk, including the risks that such stock may substantially decrease in value. The Consultant acknowledges and accepts that risk. Consultant further represents that it has been afforded the opportunity to discuss the Company with its management.
As a result, Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of being compensated in common stock of the Company. Consultant represents and warrants to the Company that it has received from the Company and has otherwise had access to all information necessary to verify the accuracy of the information in the Disclosure Documents.

9.	Representations and Warranties of the Company.  The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

(a)	The Company will cooperate fully and timely with consultant to enable Consultant to perform its obligations under this Agreement;

(b)	The execution and performance of this agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law;

(c)	The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation nor it will violate any provision of the organizational documents of the Company or any contractual obligation by which the Company may be bound;

(d)	Because Consultant will rely upon information being supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all material respects;

(e)	The Shares, when issued, will be duly and validly issued, fully paid and nonassessable with no personal liability to the ownership thereof;

(f)	The Company will act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of such materials and will inform Consultant of any inaccuracies contained therein prior to dissemination;

(g)	The services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

10.	Representations and Warranties of Consultant.  By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement, Consultant hereby represents and warrants to the Company as follows:

(a)	It has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this Agreement in the time and manner contemplated;

(b)	It has the requisite skill and experience to perform the services and to carry out and fulfill its duties and obligations hereunder;

(c)	The services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction,
(d)	Consultant is not an affiliate of or associated with any broker-
dealers or associated with any finders which the doing or have done business with the Company.

11.	Liability of Consultant.  In furnishing the Company with management advice and other services as herein provided, Consultant shall not be liable to the Company or its creditors for errors of judgment or for anything except malfeasance or gross negligence in the performance of its duties or reckless disregard of the obligations and duties under the terms of this Agreement. It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as set forth herein in the first paragraph of this Section 11, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant.

The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

12.	Confidentiality.  Until such time as the same may become publicly known,
Consultant agrees that any information provided it by the Company, of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements from any associated persons where it reasonably believes they will come in contact with confidential material.

13.	Notice.  All notices, requests, demands and other communications provided for by this Agreement shall, where practical, be m writing and shall be deemed to have been given when mailed at any general or branch United States Post office enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

14.	Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged and Consultant and its successors and assigns.

Consultant agrees that it will not sell, assign, transfer, convey, pledge or encumber this Agreement or his right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services of Consultant.

15.	Termination.  Consultant agrees that the Company may terminate this
Agreement at any time providing prior written notice of termination to Consultant. Any notice of termination shall only be effective however, when received.

The Company agrees that the Company may terminate this Agreement at any time providing prior written notice of termination to the Company. Any notice of termination shall only be effective however, when received.

16.	Applicable Law.  This Agreement shall be deemed to be a contract made under the laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of said state. The Company

(i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada State District Court, County of Clark, or in the United States District Court for the State of Nevada,
(ii) waives any objection which the Company may have now or hereafter to the venue of any such suit, action, or proceeding, and
(iii) gives irrevocable consent to the jurisdiction of the Nevada State District Court, County of Clark, and the United States District Court for the State of Nevada in any such suit, action or proceeding.

17.	Other Agreements.  This Agreement supersedes all prior understandings and agreements between the parties. It may not be amended orally, but only by a writing signed by the parties hereto.

18.	Non-Waiver.  No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

19.	Heading.  Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

20.	Counterparts.  This Agreement may be executed in two or more counterparts, each of which shaI1 be deemed an original but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties hereto have executed this Agreement the day and year first above written.

Barrington Foods International, Inc.		Richard S. Keats



By /s/ Rendal Williams				By /s/ Richard S. Keats



Exhibit 5.1

Dvorak & Associates, Ltd.
Attorneys and Counselors at Law
136 Arbor Way
Henderson NV 89074
PO Box 230656
Las Vegas, NV 89123
702.768.2960
(Fax)702.920.8732
bdvorak@cox.net

June 23, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:   	BARRINGTON FOODS INTERNATIONAL, INC., REGISTRATION STATEMENT
ON FORM S-8:  CONSULTING SERVICES CONTRACT


Gentlemen:

We have been requested by Barrington Foods International, Inc., a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of Two Million (2,000,000) Shares (the "Shares") of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with (i) the Company's Consultant Agreements between the Company and Sandra J. Wasserman (1,000,000 shares) and Richard S. Keats (1,000,000) shares.

We have examined the Written Consulting Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.



This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Very truly yours,



Brian Dvorak, Esq.